Exhibit 10.33.1
NONQUALIFIED STOCK OPTION AGREEMENT
     This AGREEMENT (the “Agreement”) is made as of <<GRANT DATE>> (the “Date of Grant”) by and between FEDERATED DEPARTMENT STORES, INC., a Delaware corporation (the “Company”), and «NAME» (the “Optionee”).
     1. Grant of Stock Option. The execution of this Agreement has been duly authorized by a resolution of the Board that is incorporated herein by reference. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 1995 Executive Equity Incentive Plan (the “Plan”), as amended from time to time, the Company hereby grants to the Optionee as of the Date of Grant a stock option (the “Option”) to purchase «SHARES» Common Shares (the “Optioned Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to this Option shall be <<GRANT PRICE>> per share subject to adjustment as hereinafter provided (the “Option Price”). The Option is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code, or any successor provision thereto.
     2. Term of Option. The term of the Option (the “Term”) shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire ten (10) years from the Date of Grant.
     3. Right to Exercise. Subject to the expiration or earlier termination of the Option as provided herein, on <<GRANT DATE>> and on each of the first, second and third anniversary of such date, the number of Optioned Shares equal to twenty-five percent (25%) multiplied by the initial number of Optioned Shares specified in this Agreement shall become exercisable on a cumulative basis until the Option is fully exercisable. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of an Optioned Share pursuant to this Option.
     4. Limitations on Transfer of Option.
          (a) The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order, or to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes, and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.
          (b) Notwithstanding Section 4(a), the Option or any interest therein may be transferred by the Optionee, without payment of consideration therefor by the transferee, to any one or more members of the immediate family of the Optionee (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934), or to one or more trusts established solely for the benefit of one or more members of the immediate family of the Optionee or to one or more partnerships in which the only partners are such members of the immediate family of the Optionee. No transfer under this Section 4(b) will be effective until notice of such transfer is delivered to the Company describing the terms and conditions of the proposed transfer, and the Company determines that the proposed transfer complies with the terms of the Plan and this Agreement and with any terms and conditions made applicable to the transfer by the

Company or Board at the time of the proposed transfer. Any transferee under this Section 4(b) shall be subject to the same terms and conditions hereunder as would apply to the Optionee and to such other terms and conditions made applicable to the transferee pursuant to this Agreement or by the Board. Any purported transfer that does not comply with the requirements of this Section 4(b) shall be void and unenforceable against the Company and the purported transferee shall not obtain any rights to or interest in the Option.
          (c) Notwithstanding anything to the contrary contained in any Non-Qualified Stock Option Agreement previously entered into between the Company and the Optionee covering the grant of stock options by the Company to the Optionee, all such stock options previously granted to Optionee by the Company shall be transferable consistent with the terms and conditions applicable to the transfer of the Option as contained herein.
     5. Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. Payment equal to the aggregate Option Price of the Optioned Shares being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. As soon as practicable after receipt of such notice, but in any event no later than thirty (30) days after receipt, the Company shall direct the due issuance of the Optioned Shares so purchased. With the agreement of the Company, the requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of Optioned Shares which are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price, plus interest at the “applicable Federal rate” within the meaning of that term under Section 1274 of the Code, or any successor provision thereto, for the period from the date of exercise to the date of payment, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price, plus such interest, not later than the date on which the sale transaction will settle in the ordinary course of business (this payment mechanism is referred to as the “Cashless Exercise Program”). In the event that the Company does not have a Cashless Exercise Program in effect at the time the Company receives notice of exercise from the Optionee, the Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, non-restricted Common Shares that have been owned by the Optionee for more than six (6) months prior to the date of exercise, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Market Value per Share. As a further condition precedent to the exercise of this Option, the Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
     6. Termination of Agreement. The Agreement and the Option granted hereby shall terminate automatically and without further notice, and, accordingly, any and all rights granted to Optionee and any and all obligations undertaken by the Company hereunder with regard to any vested but unexercised Optioned Shares and any unvested Optioned Shares shall terminate, on the earliest of the following dates:
          (a) Except as otherwise provided in Sections 6(b) and Section 6(c) hereof, three (3) years after the Optionee’s death if the Optionee dies while in the employ of the Company or three (3)

years following termination of employment if the Optionee dies within ninety (90) days after termination of employment; provided, however, that if the Optionee’s death shall occur within one (1) year of the Date of Grant, the Option shall terminate upon such date of death unless the Optionee has been continuously employed by the Company from the Date of Grant until the date of the Optionee’s death;
          (b) Ten (10) years from the Date of Grant if the Optionee is permanently and totally disabled while an employee of the Company;
          (c) The earlier of (i) ten (10) years from the Date of Grant after the Optionee’s retirement under a Company sponsored IRS qualified retirement plan at or after attaining the age of 55 and with a minimum of ten (10) years of vesting service, or (ii) in the event of such retirement and the Optionee is a party to an employment agreement with the Company immediately prior to retirement and renders personal service to a Competing Business (as hereafter defined) in any manner, including, without limitation, as owner, partner, director, trustee, officer, employee, consultant or adviser thereto within one year at any time following such retirement, the first date on which such engagement commenced;
          (d) Except as provided on a case-by-case basis by the Board, ninety (90) calendar days after the Optionee ceases to be an employee of the Company for any reason other than as described Section 6(a), 6(b) or 6(c) hereof;
          (e) In the event that Optionee’s employment is terminated for cause (as hereinafter defined), on the effective date of such termination; or
          (f) Except as otherwise provided in Section 6(a) through 6(e) hereof, ten (10) years from the Date of Grant.
For purposes of this provision, “cause” shall mean the Optionee shall have committed prior to termination of employment any of the following acts:
               (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the performance of the Optionee’s duties of or in the course of the Optionee’s employment;
               (ii) intentional wrongful damage to material assets of the Company;
               (iii) intentional wrongful disclosure of material confidential information of the Company;
               (iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty; or
               (v) intentional breach of any stated material employment policy of the Company.
None of the Optional Shares under this Agreement shall be exercisable in excess of the number of Optioned Shares then exercisable, pursuant to Sections 3 and 7 hereof, on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company, its Subsidiaries, divisions and affiliates, or a leave of absence approved by the Company.

As used in this Agreement, the term “Competing Business” shall mean any business which:
               (i) at the time of determination, is substantially similar to the whole or a substantial part of the business conducted by the Company;
               (ii) at the time of determination, is operating a store or stores which, during its or their fiscal year preceding the determination, had aggregate net sales, including sales in leased and licensed departments, in excess of $10,000,000, if such store or any such stores is or are located in a city or within a radius of 25 miles from the outer limits of a city where the Company, or any of its divisions or affiliates, is operating a store or stores which, during its or their fiscal year preceding the determination, had aggregate net sales, including sales in leased and licensed departments, in excess of $10,000,000; and
               (iii) had aggregate net sales at all its locations, including sales in leased and licensed departments and sales by its divisions and affiliates, during its fiscal year preceding that in which the Optionee made such an investment therein, or first rendered personal services thereto, in excess of $25,000,000.
     7. Acceleration and Continuous Vesting of Option. The Option granted hereby shall become immediately exercisable in full in the event of (i) a Change of Control, (ii) the Optionee’s permanent and total disability if the Optionee becomes permanently and totally disabled while an employee of the Company, (iii) the death of the Optionee if such death occurs while the Optionee is employed by the Company, or (iv) the death of the Optionee if the Optionee retires under a Company sponsored IRS qualified retirement plan at or after attaining the age of 62 with a minimum of ten (10) years of vesting service and dies at any time following retirement and prior to the expiration of the Term. Notwithstanding anything to the contrary contained in this Agreement, and subject to subsections (i), (ii) and (iv) above and Section 6(c)(ii) hereof, the Optioned Shares shall continue to become exercisable as set out in Section 3 hereof following the retirement of the Optionee if the Optionee retires under a Company sponsored IRS qualified retirement plan at or after attaining the age of 62 with a minimum of ten (10) years of vesting service.
     8. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.
     9. Taxes and Withholding. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to such exercise that the Optionee pay the tax or make provisions that are satisfactory to the Company for the payment thereof. In the case of the exercise of an Option that has been transferred pursuant to Section 4(b), no Optional Shares shall be issued by the Company unless the exercise of the Option is accompanied by sufficient payment, as determined by the Company, to satisfy any applicable withholding tax obligations or by other arrangements satisfactory to the Company to provide for such payment.
     10. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

     11. Adjustments. The Board may make or provide for such adjustments in the number of Optioned Shares covered by this Option, in the Option Price applicable to such Option, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or c) any other corporate transaction or event having an effect similar to any of the foregoing; provided however, that no such adjustment in the number of Optioned Shares will be made unless such adjustment would change by more than 5% the number of Optioned Shares issuable upon exercise of this Option; provided, further, however, that any adjustment which by reason of this Section 11 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option.
     12. Availability of Common Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Optioned Shares deliverable upon the exercise of this Option.
     13. Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.
     14. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.
     15. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
     16. Relation to Plan; Miscellaneous. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan shall, except as expressly provided otherwise herein, have the right to determine the response to any questions which arise in connection with this Option or its exercise. All references in this Agreement to the “Company” shall be deemed to include, unless the context in which it is used suggests otherwise, its subsidiaries, divisions and affiliates.
     17. Successors and Assigns. Subject to Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee including any transferee pursuant to Section 4(b), and the successors and assigns of the Company; provided, however, that a transferee pursuant to Section 4(b) shall not transfer the Option other than by will or by the laws of descent and distribution unless the Company consents in writing to such transfer.

     18. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.
     19. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked to the attention of the Corporate Controller at 7 West Seventh Street, Cincinnati, Ohio 45202 and any notice to the Optionee shall be addressed to said Optionee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

FEDERATED DEPARTMENT STORES, INC.

By:
Optionee
Name: [ ]
Title: [ ]